SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
March 13, 2007
Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.
Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600
Registrant’s telephone number, including area code

(Former Name or former Address if Changed Since Last Report)

Item 8.01 Other Events

Hotel Outsource Management International, Inc. (“HOMI”) has now entered the pre-production phase of its new, computerized minibar with accurate billing, currently named “HOMI 336”, after completing its research and development.

HOMI 336 is the first product to be designed and manufactured by HOMI. HOMI plans to design and manufacture peripherals and/or accessories for HOMI 336, and intends to offer new and additional models in the future, in the same range (the “New Range of Products”).

Production of the HOMI 336 is expected to commence in Q2/2007, with pilot installations scheduled for Q2-Q3/2007.

HOMI has applied for patent protection for several of the features of the New Range of Products.

Features of the New Range of Products include the following:

•	Mechanism Against Mistaken Charges. This enables accurate billing.
•
Substantially lower operating costs. This should improve profit margins and means that HOMI will be able to offer the New Range of Products to mid-market hotels, which is a very large sector which has not been open to HOMI in the past, as well as upscale hotels.

•
No need for infrastructure at hotel. A standard electrical outlet is the only infrastructure required. Minibar data is transferred automatically via an integral, dedicated wireless system. This should make installation easier, and more attractive to hotels.

•	HOMI 336 has a modern design, with a transparent door. This gives clear and attractive display of the products being sold in HOMI 336.

HOMI intends to offer the New Range of Products under various business models, including rent, straight sale, or installation and outsource operation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 13, 2007	Hotel Outsource Management International, Inc.

By	/s/ Jacob Ronnel
Name:	Jacob Ronnel
Title:	President and Chief Executive Office